                                                                   EXHIBIT 10.18


                         COMMERCIAL PROMISSORY GRID NOTE

$1,000,000                                              AS OF SEPTEMBER 30, 1997

      FOR VALUE RECEIVED, the undersigned, TRIDENT INTERNATIONAL, INC. (the "BORROWER"), hereby promises to pay to the order of FLEET NATIONAL BANK (the "BANK") at the office of Bank at 777 Main Street, Hartford, Connecticut 06115, or at such other place as the holder (including Bank, hereinafter referred to as "HOLDER") hereof may designate, the principal sum of ONE MILLION DOLLARS ($1,000,000), or the aggregate unpaid principal amount of all Advances made by Holder to Borrower hereunder, whichever is less, in lawful money of the United States, and to pay interest on each Advance, beginning on the date hereof, before and after maturity or judgment (but subject to the default rate of interest set forth below) at either (a) a fixed rate per annum equal to one hundred fifty (150) basis points above IBOR (as determined for each Interest Period applicable thereto) for available Interest Periods of thirty (30), sixty
(60) or ninety (90) days, or (b) a floating rate per annum equal to the Prime Rate, whichever Borrower elects pursuant to the terms of this Note, and to pay all taxes (except taxes on the overall net income or gross receipts of Holder) levied or assessed on this Note or the debt evidenced hereby against Holder, and together with all costs, expenses and attorneys' and other professional fees incurred in any action to collect and/or enforce this Note or to enforce, preserve, protect, defend, foreclose or realize upon any security agreement or other agreement securing or relating to this Note or to enforce, preserve, protect, defend, foreclose or sustain the lien of said security agreement or other agreement or in any litigation or controversy arising from or connected with said security agreement or other agreement, or this Note. Capitalized terms used above shall have the meanings set forth in Paragraph 1 hereof.

       This Note has been executed and delivered subject to the following terms and conditions:

       1.    ADVANCES.

             (a) Definitions. As used in this Paragraph 1 and elsewhere in this Note, the following terms shall have the following meanings:

                  (i) "Advance" shall have the meaning set forth in subparagraph
(b) of this Paragraph 1.

                  (ii) "Business Day" means any day other than a Saturday, Sunday or a day on which commercial banks located in Hartford, Connecticut are required or permitted by law to close.

                  (iii) "Defaulting Event" means the occurrence of an Event of Default or the occurrence of any condition or event which but for the giving of notice or passage of time or both would constitute an Event of Default.

                  (iv) "Dollar" or "$" means lawful money of the United States of
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America.


                  (v) "Event of Default" shall have the meaning set forth in Paragraph 11 hereof.

                  (vi) "IBOR" means, for any LIBOR Rate Loan for any Interest Period, the interest rate per annum determined pursuant to the following formula, as adjusted from time to time in accordance with subparagraph (a)(xiii) of this Paragraph 1:

                            IBOR = IBOR Base Rate
                                   --------------------------------
                                   1-Reserve Requirements

                  (vii) "IBOR Base Rate" means, as applicable to each LIBOR Rate Loan, the rate per annum (rounded upwards, if necessary, to the next higher 1/32nd of 1%) as determined on the basis of the offered rates for deposits in Dollars, for a period of time comparable to the Interest Period applicable to such LIBOR Rate Loan, which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two (2) LIBOR Business Days prior to the first day of the Interest Period applicable to such LIBOR Rate Loan; PROVIDED, HOWEVER, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the IBOR Base Rate shall be the rate (rounded upwards, if necessary, to the next higher 1/32nd of 1%) for deposits in Dollars for a period substantially equal to the Interest Period applicable to such LIBOR Rate Loan on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. London time on the day that is two (2) LIBOR Business Days prior to the first day of the Interest Period applicable to such LIBOR Rate Loan.

             If both the Telerate and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to the Interest Period applicable to such LIBOR Rate Loan which are offered by four (4) major banks in the London interbank market at approximately 11:00 a.m. London time on the day that is two (2) LIBOR Business Days prior to the first day of the Interest Period applicable to such LIBOR Rate Loan as selected by the calculation agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its Dollar deposit offered rate. If at least two (2) such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer that two (2) quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in Dollars to leading European banks for a period of time comparable to the Interest Period applicable to such LIBOR Rate Loan offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two (2) LIBOR Business Days prior to the first day of the Interest Period applicable to such LIBOR Rate Loan. In the event that Holder is unable to obtain any such quotation as provided above, it will be deemed that a LIBOR Rate Loan is unavailable and, accordingly, such requested LIBOR Rate Loan shall be made as a Prime Rate Loan.

                  (viii) "Interest Period" means, with respect to each Advance which Borrower elects to be or continue to be a LIBOR Rate Loan, an available period of one (1), two


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(2) or three (3) months, as Borrower may elect pursuant to subparagraphs (b),
(c) and (d) of this Paragraph 1, commencing on the date upon which such Advance is made, continued as or converted to a LIBOR Rate Loan, and ending on the last day of such period, provided that:

                   (A) any Interest Period which would otherwise end on a day which is not a London Business Day shall be extended to the next succeeding Business Day unless such next London Business Day falls in another calendar month, in which event such Interest Period shall end on the immediately preceding London Business Day;

                   (B) any Interest Period that begins on the last London Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last London Business Day of a calendar month; and

                   (C) no Interest Period shall end after the Termination Date.

                  (ix) "LIBOR Rate Loan(s)" means any Advance(s) which bears interest at a rate determined with reference to IBOR.

                  (x) "London Business Day" means a Business Day on which dealings in Dollar deposits are also carried on in the London interbank market and banks are open for business in London.

                  (xi) "Prime Rate" means, for any Prime Rate Loan, the variable per annum rate of interest so designated from time to time by Holder as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. With respect to each Prime Rate Loan, any change in the interest rate because of a change in the Prime Rate shall become effective, without notice or demand, immediately upon any change in the Prime Rate.

                  (xii) "PRIME RATE Loan(s)" means any Advance(s) hereunder which bears interest at a rate determined with reference to the Prime Rate.

                  (xiii) "Reserve Requirements" means, for any Interest Period for each LIBOR Rate Loan, the maximum reserve percentage requirement (including any marginal, special, emergency or supplemental reserves, and rounded to the next higher 1/100th of 1% and expressed as a decimal) in effect for any day during such Interest Period under Regulation D of the Board of Governors of the Federal Reserve System for Eurocurrency Liabilities as defined therein (or in the case of the fallback rate, for the type of deposits or liabilities on which the fallback rate is based). With respect to each LIBOR Rate Loan, any change in the interest rate because of a change in the Reserve Requirements shall become effective, without notice or demand, on the date on which such change in the Reserve Requirements becomes effective.

                  (xiv) "Termination Date" means August 1, 1998.


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             (b) Procedure for Advances, Payment. During the period from and including the date hereof to but excluding the Termination Date, so long as Borrower is in compliance with all of the terms and conditions of this Note and no Defaulting Event has occurred and is continuing, Borrower may borrow, repay and reborrow advances hereunder (each, an "ADVANCE"); provided, however, that for the period commencing on the date hereof and continuing through and including the Termination Date, there shall be no borrowings or reborrowings and no outstanding principal under this Note for at least thirty (30) consecutive days. Each Advance shall be either a Prime Rate Loan, a LIBOR Rate Loan or a combination thereof, as Borrower may elect subject to the provisions of this Note. Whenever Borrower desires an Advance, Borrower shall notify Holder (which notice shall be irrevocable) by telex, telecopy or telephone of the proposed borrowing. Such notice (each, a "NOTICE OF BORROWING") shall specify the date of the proposed borrowing (which shall be a Business Day), the type of borrowing (e.g. either a Prime Rate Loan, a LIBOR Rate Loan or a combination thereof), the amount to be borrowed and, if a LIBOR Rate Loan is requested, the duration of the initial available Interest Period. Each Notice of Borrowing for Advances which are Prime Rate Loans must be received by Holder no later than 12:00 p.m., Hartford, Connecticut time on the day such borrowing is requested, and each Notice of Borrowing for Advances which are LIBOR Rate Loans must be received by Holder no later than 10:00 a.m., Hartford, Connecticut time at least three (3) Business Days' prior to the day such borrowing is requested. Any Notice of Borrowing may be followed by a written confirmation thereof by Borrower, PROVIDED that if such written confirmation differs in any respect from the action taken by Holder, the records of Holder shall control absent manifest error. If any Advance is made, Holder may, at its option, record on the books and records of Holder or endorse on Schedule 1 hereto, an appropriate notation evidencing each Advance hereunder, the interest rate applicable to each such Advance and repayments of all Advances; and Borrower authorizes Holder to maintain such records or make such notations and agrees that the amount shown on the books and records of Holder or on said Schedule 1, as applicable, as outstanding from time to time shall constitute the amount owing to Holder pursuant to this Note, absent manifest error. In the event the amount shown on
Schedule 1 conflicts with the amount noted as due pursuant to the books and records of Holder, the books and records shall control the disposition of the conflict. UNLESS SOONER ACCELERATED AS A RESULT OF THE OCCURRENCE OF AN EVENT OF DEFAULT, ALL ADVANCES AND ANY OTHER SUMS DUE HEREUNDER SHALL BE DUE AND PAYABLE IN FULL ON THE TERMINATION DATE IN IMMEDIATELY AVAILABLE FUNDS, at which time Borrower shall have no ability to request, and Holder shall have no obligation to make, any further Advances hereunder. Holder is authorized (but not required) to charge principal and interest and all other amounts due under this Note to any account of Borrower maintained with Holder as and when it becomes due.

             (c) Election and Continuation of Interest Periods. Borrower shall elect the initial available Interest Period applicable to each Advance hereunder which it elects to be a LIBOR Rate Loan by its applicable Notice of Borrowing or by its notice of conversion given to Holder pursuant to subparagraph (d) of this Paragraph 1, as the case may be. Any LIBOR Rate Loan may be continued as such upon the expiration of the then current Interest Period with


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respect thereto by Borrower giving irrevocable written notice to Holder (which notice, in the case of a continuation of a LIBOR Rate Loan, shall indicate the duration of the next available Interest Period to be applicable to such LIBOR Rate Loan) not less than three (3) Business Days prior to the last Business Day of the then current Interest Period with respect to such Loan, PROVIDED that no LIBOR Rate Loan may be continued as such: (i) at a time when any Defaulting Event has occurred and is continuing, (ii) in the event a LIBOR Rate Loan is unavailable pursuant to subparagraphs (e) and (f) of this Paragraph 1, and (iii) after the date that is thirty (30) days prior to the Termination Date. If Holder does not receive timely written notice of continuation, or if any LIBOR Rate Loan may no longer continue as such, such LIBOR Rate Loan shall be automatically converted, without notice, to a Prime Rate Loan on the last day of the then expiring Interest Period.

             (d) Conversion of Advances. Borrower may elect from time to time, subject to the limitations set forth below, to convert a Prime Rate Loan to a LIBOR Rate Loan or a LIBOR Rate Loan to a Prime Rate Loan by giving Holder not less than three (3) Business Days' prior irrevocable written notice of such election, PROVIDED that any such conversion of a LIBOR Rate Loan to a Prime Rate Loan shall only be made on the last Business Day of the then current Interest Period with respect thereto. Any such notice of conversion shall specify the amount of the Advance being converted and, in the case of a conversion to a LIBOR Rate Loan, the length of the initial available Interest Period applicable thereto. All or any part of outstanding Advances hereunder which may be converted as provided herein, PROVIDED that no Prime Rate Loan may be converted by Borrower to a LIBOR Rate Loan (i) at a time when any Defaulting Event has occurred and is continuing, (ii) at a time when a LIBOR Rate Loan is unavailable pursuant to subparagraphs (e) and (f) of this Paragraph 1, and (iii) after the date that is thirty (30) days prior to the Termination Date.

             (e) Illegality. Notwithstanding any other provisions hereof, if any applicable law or governmental regulation, guideline, order or directive, or any change therein, or in the interpretation or application thereof by any governmental authority charged with the interpretation or the administration thereof (whether or not having the force of law) shall make it unlawful for Holder to make or maintain LIBOR Rate Loans as contemplated by this Note: (i) the obligation of Holder to make LIBOR Rate Loans, continue LIBOR Rate Loans as such and/or convert Prime Rate Loans to LIBOR Rate Loans shall forthwith be canceled, and (ii) such Advances then outstanding as LIBOR Rate Loans, if any, shall be converted automatically, without notice, to Prime Rate Loans on the respective last days of the then current Interest Periods with respect thereto or within such earlier time as required by law. If any such conversion of the LIBOR Rate Loans is made on a day that is not the last Business Day of the then current Interest Period applicable thereto, Borrower shall pay Holder such amount or amounts required pursuant to subparagraph (g) of this Paragraph 1.

             (f) Basis for Determining IBOR Inadequate or Unfair. In the event, and on each occasion, that Holder shall have determined (which determination shall be conclusive and binding upon Borrower) that (i) adequate and reasonable means do not exist for determining IBOR, or (ii) Dollar deposits in the relevant amount and for the relevant maturity are no longer


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available to Holder in the London interbank market, or (iii) the making or continuation of LIBOR Rate Loans has been made impractical or unlawful by the occurrence of a contingency that materially and adversely affects the London interbank market, or (iv) the IBOR Base Rate will not adequately and fairly reflect the cost to Holder of making or maintaining LIBOR Rate Loans, Holder shall give Borrower notice of such determination as soon as practicable. If such notice is given (A) any requested LIBOR Rate Loan shall be made as a Prime Rate Loan, unless Borrower gives Holder three (3) Business Days' prior written notice that its request for such borrowing is canceled, (B) any Prime Rate Loan that was to have been converted to a LIBOR Rate Loan shall be continued as a Prime Rate Loan, and (C) any outstanding LIBOR Rate Loan shall be automatically converted, without notice, to a Prime Rate Loan effective on the last Business Day of the then current Interest Period applicable thereto. Until such notice has been withdrawn, no further LIBOR Rate Loans shall be made or continued as such, nor shall Borrower have the right to convert Prime Rate Loans to LIBOR Rate Loans.

             (g) Indemnity. Borrower agrees to indemnify Holder and to hold Holder harmless from any loss (including any of the Additional Costs referred to in Paragraph 4 hereof and any lost profits) or expense that it may sustain or incur as a consequence of (i) a default by Borrower in the payment of the principal of or interest on any LIBOR Rate Loan, (ii) the failure by Borrower to complete a borrowing of, conversion into or continuation of a LIBOR Rate Loan after notice thereof has been given, or (iii) the making of a prepayment of a LIBOR Rate Loan (irrespective of whether such prepayment is made pursuant to Paragraph 6 hereof, as a result of termination and/or acceleration following an Event of Default or for any other reason) on a day which is not the last day of the then current Interest Period applicable thereto, including, but not limited to, in each case, any such loss or expense arising from the reemployment of funds obtained by it or from fees, interest or other amounts payable to terminate the deposits from which such funds were obtained. Holder shall prepare a certificate as to any additional amounts payable to it pursuant to this subparagraph (g), which certificate shall be submitted by Holder to Borrower and shall, absent manifest error, be deemed conclusive.

            (h) Survival. The obligations and covenants of Borrower under this Paragraph 1 shall survive the repayment of all Advances made hereunder.

      2. INTEREST. All computations of interest hereunder shall be made on the basis of a 360 day year and the actual number of days elapsed and shall be due and payable as follows: (a) interest on each LIBOR Rate Loan shall be due and payable on the last Business Day of each Interest Period in immediately available funds; and (b) interest on each Prime Rate Loan shall be due and payable monthly, in arrears, in immediately available funds commencing on the first day of the next succeeding month following the making of, or conversion of a LIBOR Rate Loan into, such Prime Rate Loan and continuing on the first day of each and every month thereafter until such Prime Rate Loan is paid in full or converted to a LIBOR Rate Loan pursuant to subparagraph (d) of Paragraph 1 hereof. Upon the occurrence of any Defaulting Event, without in any way affecting Holder's other rights and remedies, or after maturity or after judgment has been rendered on this Note, Borrower's right to select pricing options shall cease and the unpaid principal balance of all outstanding Advances shall, at the option of Holder, bear interest at a rate


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which is four (4) percentage points per annum greater than that which would otherwise be applicable.

      3. LAWFUL INTEREST. Notwithstanding any provisions of this Note, it is the understanding and agreement of Borrower and Holder that the maximum rate of interest to be paid by Borrower to Holder shall not exceed the highest or the maximum rate of interest permissible to be charged by a commercial lender such as Holder to a commercial borrower such as Borrower under the laws of the State of Connecticut. If, at any time, the rate of interest, together with all amounts which constitute interest and which are reserved, charged or taken by Holder as compensation for fees, services or expenses incidental to the making, negotiating or collection of any Advance evidenced hereby, shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted to be charged by Holder to Borrower, then, during such time as such rate of interest would be deemed excessive, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted shall be deemed a voluntary prepayment of principal.

      4. ADDITIONAL PAYMENTS. In the event that applicable law, treaty or regulation or directive from any government, governmental agency or regulatory authority, or any change therein or in the interpretation or application thereof, or compliance by Holder with any request or directive (whether or not having the force of law) from any central bank or government, governmental agency or regulatory authority, shall:

             (a) subject Holder to any tax of any kind whatsoever (except taxes on the overall net income or gross receipts of Holder) with respect to this Note or the loans made by it, or change the basis of taxation of payments to Holder of principal, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of Holder);

             (b) impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirements against assets held by, or deposits or other liabilities in or for the account of, advances or loans or other extensions of credit by, or any other acquisition of funds by, any office of Holder, including (without limitation) pursuant to Regulations of the Board of Governors of the Federal Reserve System; or

             (c) in the reasonable opinion of Holder, cause this Note or any Advance evidenced hereby to be included in any calculations used in the computation of regulatory capital standards; or

             (d) impose on Holder any other condition;

and the result of any of the foregoing is to increase the cost to Holder of making, converting into, continuing and/or maintaining the Advances evidenced hereby (or any part thereof) by an amount that Holder reasonably deems to be material, or to reduce the amount of any payment (whether of principal, interest or otherwise) with respect of the Advances evidenced hereby by an amount that


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Holder reasonably deems material, then, in any case, Borrower shall promptly pay
Holder, upon its demand, such additional amounts equal to such additional costs or such reduction, as the case may be (collectively the "ADDITIONAL COSTS"). Holder shall certify the amount of such Additional Costs to Borrower, and such certification, absent manifest error, shall be deemed conclusive.

       5. LATE CHARGE. Holder may collect a late charge not to exceed five (5) percent of any installment of interest or payment of principal or any other amount due to Holder, which is not paid or reimbursed by Borrower within fifteen
(15) days of the due date thereof to defray the extra cost and expense involved in handling such delinquent payment and the increased risk of non-collection. The minimum late charge shall be $15.00.

       6. PREPAYMENTS. If, at any time, the aggregate principal amount of all Advances outstanding under this Note shall exceed the maximum amount permitted by this Note, Borrower shall immediately prepay so much of the outstanding principal balance that, after giving effect to such prepayments, the outstanding principal balance shall not be in excess of the maximum amount permitted by this Note. In addition, Borrower may, at its option and upon one (1) Business Days' prior written notice, prepay any Advance hereunder, in whole or in part, on the following conditions: (a) Borrower shall pay all accrued interest on the principal being paid to the date of the prepayment and, in the case of prepayments in full, all fees, charges, costs, expenses and other amounts then due hereunder; and (b) in the case of a LIBOR Rate Loan, such LIBOR Rate Loan shall only be prepaid on the last Business Day of the then current Interest Period with respect thereto. In its notice, Borrower shall specify the date and amount of the prepayment, whether the Advance being prepaid is a Prime Rate Loan, LIBOR Rate Loan or a combination thereof, and, if a combination thereof, the amount allocable to each. In the event that any prepayment (whether mandatory or voluntary) of a LIBOR Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, Borrower shall indemnify Holder therefore in accordance with subparagraph (g) of Paragraph I hereof. All prepayments will be applied first to the payment of accrued interest to the date of the prepayment and the remainder to the principal balances of this Note.

       7. REPRESENTATIONS AND WARRANTIES. In order to induce Holder to make Advances, Borrower makes the following representations and warranties to Holder, which shall be deemed made as of the date hereof and on the date of each Advance and shall survive the execution and delivery hereof and each performance hereunder. Any knowledge acquired by Holder shall not diminish its rights to rely upon such representations and warranties.

            (a) Good Standing and Qualification. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

             (b) Corporate Authority. Borrower has full power and authority to enter into and perform the obligations under this Note, to make the borrowings contemplated herein, to execute and deliver this Note and any other documents executed in connection herewith, and to incur the obligations provided for herein, all of which have duly authorized by all necessary and proper corporate action. No other consent or approval or the taking of any other action in respect of the shareholders or of any public authority is required to be obtained by Borrower as a condition to the validity or enforceability of this Note or any other document executed in connection herewith.

             (c) Binding Agreements. This Note and any other document executed in connection herewith constitute the valid and legally binding obligations of Borrower, enforceable in accordance with their respective terms.

             (d) No Conflicting Law or Agreements. The execution, delivery and performance by Borrower of this Note and any other document executed in connection herewith (i) do not violate any provision of the Certificate of Incorporation or By-laws of Borrower, (ii) do not violate any order, decree or judgment, or any provision of any statute, rule or regulation, (iii) do not violate or conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any shareholder agreement, mortgage or contract to which Borrower is a party, or by which any of its property is bound, and (iv) do not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or assets of Borrower, other than any such lien, charge or encumbrance in favor of Holder created hereunder.

             (e) Compliance. Borrower: (i) is not in default in any material respect with respect to or in violation of any order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency, authority or official, or in violation of any law, statute, rule or regulation to which it or its properties is or are subject, (ii) has not received notice of any such default from any party, and (iii) is not default in the payment or performance of any of its material obligations or in the performance of any material mortgage, indenture, lease, contract or other agreement to which it is a party or by which any of its assets or properties are bound.

       8. FINANCIAL STATEMENTS; NOTICE OF DEFAULT. Borrower shall deliver to
Holder: (a) within sixty (60) days after the close of each quarter of each fiscal year of Borrower, a copy of Borrower's Quarterly Report on Form 10-Q filed or to be filed with the Securities and Exchange Commission; (b) within ninety (90) days after the close of each fiscal year of Borrower: (i) financial statements including, a balance sheet as of the close of such year and statements of income, cash flows and retained earnings for the year then ended, prepared in conformity with GAAP (as defined below), applied on a basis consistent with that of the preceding year or containing disclosure of the effect on financial position or results of operations of any change in the application of accounting principles during the year and accompanied by a report thereon, containing an opinion, unqualified as to scope, of Arthur Andersen LLP, or another nationally recognized firm of independent certified public accountants selected by Borrower, and (ii) a copy of Borrower's Annual Report on Form 10-K filed or to be filed with the Securities and Exchange Commission; (c) within one hundred twenty (120) days after the close of each fiscal year of Borrower, the most recent year end balance sheet and statement of income and retained earnings of each endorser or guarantor of this Note (herein a "GUARANTOR"), if any, in form and detail satisfactory to Holder, signed by such Guarantor and certified as true, accurate and complete or, if Guarantor is a natural person, personal financial statements in form and detail satisfactory to


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
Holder and such Guarantor's federal and state income tax returns and all schedules thereto, signed and dated and filed with the Internal Revenue Service and applicable state revenue collection agency; and (d) promptly on becoming aware of any Defaulting Event, notice thereof, in writing.

      9. COVENANTS. Unless Holder otherwise consents in writing, Borrower shall not:

             (a) Encumbrances. Incur or permit to exist any lien, mortgage, security interest, pledge, charge or other encumbrance, against any of its property or assets, whether now owned or hereafter acquired (including, without limitation, any lien or encumbrance relating to any response, removal or clean-up of any toxic substances or hazardous wastes), except: (i) liens, mortgages, security interests, charges or other encumbrances (A) in favor of Holder, (B) listed on Schedule 2 attached hereto, or (C) specifically permitted, in writing, by Holder; (ii) pledges or deposits in connection with or to secure worker's compensation or unemployment insurance; and (iii) liens for taxes, assessments or governmental charges or levies not yet due and payable, liens for taxes, assessments or governmental charges or levies being contested in good faith for which adequate reserves have been established to the extent required by GAAP (as defined below), liens incurred in the ordinary course of business which do not secure indebtedness for borrowed money such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business, liens incurred in connection with workers' compensation, unemployment insurance and other types of social security, and liens for purchase money indebtedness and capital lease indebtedness incurred by Borrower as permitted in subparagraph (b) of this Paragraph 9.

             (b) Limitation on Indebtedness. Create, incur or guarantee any indebtedness or obligation for borrowed money (including without limitation, any reimbursement obligations for any letter of credit issued by any financial institution) from, or issue or sell any of its obligations to any lender other than Holder in excess of $250,000 in the aggregate at any time outstanding.

             (c) Contingent Liabilities. Assume, guarantee, endorse or otherwise become liable upon the obligations of any person, firm or corporation, or enter into any purchase or option agreement or other arrangement having substantially the same effect as such a guarantee, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

             (d) Covenant to Secure Equally and Ratably. Permit any other indebtedness incurred after the date hereof to be secured by any asset of Borrower unless Borrower secures this Note or causes this Note to be secured equally and ratably with all such other indebtedness secured other than indebtedness, secured liens or encumbrances permitted pursuant to subparagraph
(a) of this Paragraph 9.

             (e) Consolidation, Merger, Purchase of Assets. Merge or consolidate with or into any other person, firm or corporation nor will Borrower purchase or otherwise acquire all or a material portion of the stock or assets of any other person, firm or corporation.

10.   FINANCIAL COVENANTS. Unless Holder otherwise consents in writing:

            (a) Definitions. As used in this Paragraph 10, the following terms shall have the following meanings:

                  (i) "Current Ratio" means, as of any date of determination, that quotient equal to (A) Total Current Assets, divided by (B) Total Current Liabilities.

                  (ii) "Debt-to-Tangible Net Worth Ratio" means, as of any date of determination, that quotient equal to (A) Total Liabilities, divided by (B) Tangible Net Worth.

                  (iii) "EBIT" (Earnings Before Interest and Taxes) means, as of any date of determination (without duplication), the sum of (A) net income (or net loss) from continuing operations (excluding extraordinary items of income), plus (B) all Interest expense net of interest income, plus (C) all income tax expense, plus (D) any other non-cash items of expense, all as determined in accordance with GAAP.

                  (iv) "GAAP" means generally accepted accounting principles in the United States of America, as from time to time in effect; provided, however, that for purposes of compliance with this Paragraph 10 and the related definitions, GAAP means such principles as in effect on the date of the preparation and delivery of the financial statements described in Paragraph 8 hereof and consistently followed, without giving effect to any subsequent changes other than changes consented to in writing by Holder.

                  (v) "Indebtedness" means all obligations that in accordance with GAAP should be classified as liabilities upon Borrower's balance sheet as liabilities.

                  (vi) "Intangible Assets" means Borrower's assets that in accordance with GAAP are properly classifiable as intangible assets, including, but not limited to, good will, franchises, licenses, patents, trademarks, tradenames and copyrights.

                  (vii) "Interest" means, for the applicable period, all interest paid or payable, including, but not limited to, interest paid or payable on Indebtedness.

                  (viii) "Interest Coverage Ratio" means, as of any date of determination, that quotient equal to (A) EBIT, divided by (B) Interest.

                  (ix) "Tangible Net Worth" means, as of any date of determination, the sum of (A) Total Assets, minus (B) the sum of (1) Total Liabilities, plus (2) Intangible Assets.

                  (x) "Total Assets" means total assets determine in accordance with GAAP (using the FIFO inventory valuation method).

                  (xi) "Total Current Assets" means total current assets determined in accordance with GAAP (using the FIFO inventory valuation method).

                  (xii) "Total Current Liabilities" means total current Indebtedness determined in accordance with GAAP (using the FIFO inventory valuation method).

                  (xiii) "Total Liabilities" means total Indebtedness determined in accordance with GAAP (using the FIFO inventory valuation method).

            (b) Accounting Terms. Unless otherwise defined or specified in this Paragraph 10, all accounting terms shall be construed and all accounting determinations shall be made in accordance with GAAP.

            (c) Tangible Net Worth. Borrower shall not permit its Tangible Net Worth to fall below Twenty Million Dollars ($20,000,000) at any time.

            (d) Interest Coverage Ratio. Borrower shall not permit its Interest Coverage Ratio to be less than 3.0-to-1.0 as of March 31, June 30, September 30 and December 31 of each year.

            (e) Current Ratio. Borrower shall not permit its Current Ratio to be less than 1.5-to-1.0 as of March 31, June 30, September 30 and December 31 of each year.

            (f) Debt-to-Tangible Net Worth Ratio. Borrower shall not permit its Debt-to-Tangible Net Worth Ratio to be greater than 1.0-to-1.0 as of March 31, June 30, September 30 and December 31 of each year.

      11. EVENTS OF DEFAULT; REMEDIES. Each of the following shall constitute an "EVENT OF DEFAULT" hereunder:

            (a) Failure to make due payment of principal or interest on this Note or in the payment of any other liability owing by Borrower to Holder, now existing or hereinafter incurred, whether direct or contingent, within five (5) days of the due date thereof,

            (b) Failure by Borrower to observe or perform any covenant contained in this Note or any of its obligations under any document, instrument or agreement governing, evidencing or securing this Note, and with respect only to Borrower's covenants set forth in Paragraph 9 hereof, a continuation of any such failure for fifteen (15) days;

            (c) Any representation or warranty made by Borrower to Holder or any statement, certificate or other data furnished by any of them in connection herewith proves at any time to be incorrect in any material respect;

            (d) Any levy, seizure, attachment, execution or similar process shall be issued or levied on any property of Borrower having a fair market value in excess of $250,000;

            (e) Borrower shall (i) apply for or consent to the appointment of a receiver, conservator, trustee or liquidator of all or a substantial part of any of its assets; (ii) become insolvent or be unable, or admit in writing its inability, to pay its debts as they mature; (iii) file or permit the filing of any petition, case, arrangement, reorganization, or the like under any insolvency or bankruptcy law, or the adjudication of it as a bankrupt, or the making of an assignment for the benefit of creditors or the consenting to any form of arrangement for the satisfaction, settlement or delay of debt or the appointment of a receiver for all or any part of its properties; or (iv) take any action for the purpose of effecting any of the foregoing;

            (f) An order, judgment or decree shall be entered, or a case shall be commenced, against Borrower, without the application, approval or consent of Borrower by or in any court of competent jurisdiction, approving a petition or permitting the commencement of a case seeking reorganization or liquidation of Borrower or appointing a receiver, trustee, conservator or liquidator of Borrower, or of all or a substantial part of its assets and Borrower, by any act, indicates its approval thereof, consent thereto, or acquiescence therein;

            (g) Failure by Borrower to pay or perform any other indebtedness or obligation in the aggregate principal amount of $250,000, whether contingent or otherwise, or if any such other indebtedness or obligation shall be accelerated, or if there exists any event of default under any instrument, document or agreement governing, evidencing or securing such other indebtedness or obligations;

            (h) Holder believes that any material adverse change in the assets, liabilities, financial condition or business of Borrower has occurred since the date of any financial statements delivered to Holder before or after the date of this Note; and

            (i) If, at any time, holder believes in good faith that the prospect of payment of any obligation or the performance of any agreement of Borrower is impaired, or there is such a change in the assets, liabilities, financial condition or business of Borrower as Holder believes in good faith impairs Holder's security (if any) or increases its risk of non-collection.

      Upon the occurrence of (1) any Event of Default set forth in subparagraphs
(e) and (f) of this Paragraph 11, any requirement upon Holder to make further Advances hereunder shall automatically and immediately terminate and any and all indebtedness hereunder shall automatically become immediately due and payable, without presentment, demand, protest, notice of protest or other notice or requirements of any kind, all of which are expressly waived by Borrower, and (2) any one or more of the other Events of Default, any requirement upon Holder to make further Advances hereunder shall, at the option of Holder, terminate and any and all indebtedness hereunder shall, at the option of Holder, become immediately due and payable, without presentment, demand, protest, notice of protest or other notice or requirements of any kind, all of which are expressly waived by Borrower. Failure to exercise such option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

      12. LIEN AND SET OFF. Borrower hereby grants Holder a lien, security interest and right of setoff as security for all of its indebtedness and other liabilities to Holder, whether now existing or hereafter arising, upon and against all its deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Holder or, if Holder is Bank, any entity under common control of Fleet Financial Group, or in transit to any of them. At any time, without demand or notice, Holder may apply or set off the same, or any part thereof, to any liability or obligation of Borrower to Holder, even though unmatured and regardless of the adequacy of any other collateral securing the indebtedness hereunder. ANY AND ALL RIGHTS TO REQUIRE HOLDER TO MARSHAL OR OTHERWISE EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES ANY OR ALL OF THE INDEBTEDNESS HEREUNDER PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY OR IRREVOCABLY WAIVED.

      13. PREJUDGMENT REMEDY WAIVER. BORROWER (1) ACKNOWLEDGES THAT THE ADVANCES EVIDENCED BY THIS NOTE ARE PART OF A COMMERCIAL TRANSACTION, AND (2) TO THE EXTENT PERMITTED BY STATE OR FEDERAL LAW, WAIVES THE RIGHT IT MAY HAVE TO PRIOR NOTICE OF AND A HEARING UNDER ANY SUCH STATE OR FEDERAL LAW, INCLUDING WITHOUT LIMITATION, CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, AS AMENDED, ON THE RIGHT OF HOLDER TO ANY REMEDY OR COMBINATION OF REMEDIES THAT ENABLES HOLDER, BY WAY OF ATTACHMENT, FOREIGN ATTACHMENT, GARNISHMENT OR REPLEVIN, TO DEPRIVE BORROWER OF ANY OF THEIR PROPERTY, AT ANY TIME, PRIOR TO FINAL JUDGMENT IN ANY LITIGATION INSTITUTED IN CONNECTION WITH THIS NOTE, AND FURTHER WAIVES ALL RIGHTS TO REQUEST THAT HOLDER POST A BOND, WITH OR WITHOUT SURETY, TO PROTECT BORROWER AGAINST DAMAGES THAT MAY BE CAUSED BY ANY PREJUDGMENT REMEDY SOUGHT OR OBTAINED BY HOLDER.

      14. JURY TRIAL WAIVER. BORROWER AND HOLDER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING WITHOUT LIMITATION, TORT CLAIMS. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR BANK TO ACCEPT THIS NOTE AND MAKE THE ADVANCES EVIDENCED HEREBY.

      15. NO WAIVER. Failure by Holder to insist upon the strict performance by Borrower of any terms and provisions herein shall not be deemed to be a waiver of any terms and provisions herein, and Holder shall retain the right thereafter to insist upon strict performance by Borrower of any and all terms and provisions of this Note or any agreement securing the repayment of this Note.

      16. MISCELLANEOUS. Any delay on the part of Holder hereunder in exercising any right hereunder or under any mortgage or security agreement which may secure this Note shall not operate as a waiver of any such right, and any waiver granted for one occasion shall not operate as a waiver in the event of a subsequent default. The rights and remedies of Holder hereof shall be cumulative and not in the alternative, and shall include all rights and remedies granted herein, in any document, instrument or agreement governing, evidencing or securing this Note and under all applicable laws. This Note is the final, complete and exclusive statement of the terms governing this Note.

      17. ACKNOWLEDGMENT OF COPY, USE OF PROCEEDS, REPLACEMENT NOTE. Borrower acknowledges receipt of a copy of the Note and attests, represents and warrants to Holder that advances hereunder are to be used for general commercial purposes and that no part of such proceeds will be used, in whole or in part, directly or indirectly, for purchasing or carrying any "margin security" or "margin stock" as such terms are defined in Regulation U of the Board of Governors of the Federal Reserve System. Upon receipt of any affidavit of an officer of Holder as to the loss, theft, destruction or mutilation of this Note or any other security document which is not of public record, if any, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other security document, Borrower will issue, in lieu thereof, a replacement Note or other security document in the same principal amount thereof and otherwise of like tenor.

       18. TRANSFER OF BANK'S INTEREST. Borrower hereby agrees that Bank, in its sole discretion, shall have the unrestricted right at any time and from time to time, and without Borrower's consent, to grant to one or more banks or other financial institutions (each, a "PARTICIPANT") participating interests in Bank's obligation to lend hereunder and/or any or all of the advances held by Bank hereunder. In the event of any such grant by Bank of a participating interest to a Participant, whether or not upon notice to Borrower, Bank shall remain responsible for the performance of its obligations hereunder and Borrower shall continue to deal solely and directly with Bank in connection with Bank's rights and obligations hereunder. Bank may furnish any information concerning Borrower in its possession from time to time to Participants and prospective Participants, PROVIDED that Bank shall require any such Participants and prospective Participants to agree in writing to maintain the confidentiality of such information. In addition to the foregoing, Bank may at any time pledge all or any portion of its rights under this Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C.
Section 341, PROVIDED that no such pledge or enforcement thereof shall release Bank from its obligations hereunder.

      19. GOVERNING LAW. This Note shall be governed by the laws of the State of Connecticut (without regard to its conflicts of law provisions).

      20. SEVERABILITY. If any provision of this Note is deemed void, invalid or unenforceable under applicable law, such provision is and will be deemed to be totally ineffective to that extent, but the remaining provisions shall be deemed unaffected and shall remain in full force and effect.

      21. SUCCESSORS AND ASSIGNS. The provisions of this Note shall bind the assigns and successors of Borrower and shall inure to the benefit of Holder, its successors and assigns.

      IN WITNESS WHEREOF, Borrower has executed, or caused this Note to be duly executed, as a sealed instrument.

Witnesses (as to both):





/s/  Barbara Koger                        TRIDENT INTERNATIONAL, INC.
--------------------------------


/s/ Dianne R. Neley
--------------------------------          By  /s/ J. Leo Gagne
                                              ----------------------------------
                                              Its  Vice President--CFO


                                          By
                                              ----------------------------------
                                               Its

                                   Schedule 1


           Amount of
          Advance Made
         This Date And
         Interest Rate           Amount of             Principal           Amount of
           Applicable        Principal Prepaid     Balance Remaining     Interest Paid    Notation
Date         Thereto             This Date               Unpaid             this Date      Made By
--------------------------------------------------------------------------------------------------




                                      -17-